Exhibit 99.1

Supermicro Announces Fourth Quarter and Full Fiscal Year 2026 Financial Results

SAN JOSE, Calif. -- August 11, 2026 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today announced unaudited financial results for its fourth quarter and full fiscal year ended June 30, 2026.

Fourth Quarter Fiscal Year 2026 Highlights

•Net sales of $11.1 billion versus $10.2 billion in Q3'26 and $5.8 billion in Q4'25.

•Gross margin of 17.5% versus 9.9% in Q3'26 and 9.5% in Q4'25.

•Net income of $1,178 million versus $483 million in Q3'26 and $195 million in Q4'25.

•Diluted net income per common share of $1.62 versus $0.72 in Q3'26 and $0.31 in Q4'25.

•Non-GAAP gross margin of 17.6% versus 9.6% in Q4'25.

•Non-GAAP diluted net income per common share of $1.70 versus $0.41 in Q4'25.

•Cash flow provided by operations for Q4'26 of $747 million and capital expenditures and investments of $25 million.

"Our Total AI/IT Solutions strategy continues to deliver strong results, we added several hundred enterprise and other customers in the past year, generated more than $60 billion in new orders, and booked record backlog entering fiscal 2027," said Charles Liang, Founder, President and CEO of Supermicro. "As demand accelerates, we are improving profitability through a richer enterprise customer mix and broader adoption of our optimized Data Center Building Block Solutions® (DCBBS) architecture. Combined with continued investment in technology leadership, manufacturing scale, and global compliance, we are enabling customers to deploy AI infrastructure faster and more efficiently."

The Non-GAAP gross margin for the fourth quarter of fiscal year 2026 was 17.6% with adjustments for stock-based compensation expense of $9 million. The Non-GAAP diluted net income per common share for the fourth quarter of fiscal year 2026 was $1.70.

Fiscal Year 2026 Summary

Net sales for the full fiscal year ended June 30, 2026, were $39.1 billion versus $22.0 billion for the fiscal year ended June 30, 2025. Gross margin for fiscal year 2026 was 10.8% versus 11.1% for the fiscal year ended June 30, 2025. Net income for fiscal year 2026 was $2.2 billion, or $3.26 per diluted share, versus $1.0 billion, or $1.68 per diluted share, for fiscal year 2025.

For the full fiscal year ended 2026, non-GAAP gross margin was 10.9%, with adjustments for stock-based compensation expenses of $34 million. Non-GAAP net income attributable to common stockholders for fiscal year 2026 was $2.5 billion, or $3.63 per diluted share, versus $1.3 billion, or $2.06 per diluted share, for fiscal year 2025. This non-GAAP net income attributable to common stockholders includes adjustments for stock-based compensation expense of $316 million, which are net of the related tax effect of $97 million for fiscal year 2026.

As of June 30, 2026, total cash and cash equivalents was $7.5 billion and total bank debt and convertible notes were $8.7 billion.

Business Outlook

The Company expects net sales in the range of $14.5 billion and $15.5 billion for the first quarter of fiscal year 2027 ending September 30, 2026, GAAP net income per diluted share of $0.89 to $0.98 and non-GAAP net income per diluted share of $1.01 to $1.10. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 20.1% and 20.5%, respectively, and a fully diluted share count of 745 million shares for GAAP and fully diluted share count of 761 million shares for non-GAAP. The outlook for the first quarter of fiscal year 2027 GAAP net income per diluted share includes approximately $106 million in expected stock-based compensation expense, net of related tax effects of $32 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2027, the Company expects net sales in the range of $65.0 billion to $72.0 billion.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of our conference call to review its fourth quarter and full fiscal year 2026 financial results on Tuesday, August 11, 2026, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Forward Looking Statements and Other Disclosures

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would,” “optimistic” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance for the first quarter of fiscal year 2027 and full year fiscal 2027 guidance, expectations related to customer mix and strong customer engagements and that additional customer commitments will be secured in the upcoming quarters of fiscal year 2027, our efforts to strengthen our operational and financial execution, our focus on capturing the next wave of AI and IT infrastructure demand, meeting the Company's long-term targets and capitalizing on the growing market opportunity in the long-term, and our progressing leadership in DCBBS and AI technology. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may become less predictable for a variety of reasons, many of which are not in our control, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (iv) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. In addition, as the Company has disclosed, the Board is conducting an independent review of certain transactions in connection with export-control issues. The outcome of that investigation could affect our forecasts, these preliminary results and prior period results. Certain prior period amounts have been reclassified to conform to the current period presentation. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2025 and any subsequent Quarterly Report on Form 10-Q.

Financial Information Is Preliminary and May Be Subject to Change

The unaudited financial information presented in this press release is preliminary. The final financial results reported for this period may also differ from the results reported in this release.

The financial results presented reflect the Company's preliminary estimated unaudited financial results, based upon information available to the Company as of the date of this press release. The Company has provided preliminary estimates of financial results primarily because its financial closing procedures for the quarter and fiscal year ended June 30, 2026 are not yet complete. The data are not a comprehensive statement of the Company's results for such periods, and the actual results may differ materially from these preliminary estimated data. The Company's actual results remain subject to the completion of management’s and its audit committee’s review and other financial closing processes as well as the completion and preparation of its financial data for such periods. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data. During the course of the preparation of the Company's financial statements and related notes and the completion of the audit for such periods, additional adjustments to the preliminary estimated financial information presented here may be identified, and its final results for these periods may vary from these preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
email: ir@supermicro.com

Source: Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	June 30,	June 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$7,521,474	$5,169,911
Accounts receivable, net of allowance for credit losses	6,125,414	2,203,942
Inventories	12,895,949	4,680,375
Prepaid expenses and other current assets	1,183,415	247,426
Total current assets	27,726,252	12,301,654
Property, plant, and equipment, net	625,553	504,488
Deferred income taxes, net	697,441	607,416
Other assets	896,221	604,871
Total assets	$29,945,467	$14,018,429
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,247,003	$1,281,977
Accrued liabilities	1,032,716	565,637
Income taxes payable	262,608	53,381
Lines of credit and term loans, current	2,039,774	75,060
Deferred revenue	1,578,005	368,737
Total current liabilities	7,160,106	2,344,792
Deferred revenue, non-current	1,034,027	362,645
Lines of credit and term loans, non-current	2,016,374	37,415
Convertible notes	4,664,139	4,645,178
Other long-term liabilities	591,205	326,528
Total liabilities	15,465,851	7,716,558
Stockholders’ equity:
Mandatory Convertible Preferred Stock and additional paid-in capital	4,226,258	—
Common stock and additional paid-in capital	4,600,893	2,866,449
Accumulated other comprehensive income	397	705
Retained earnings	5,651,904	3,434,539
Total Super Micro Computer, Inc. stockholders’ equity	14,479,452	6,301,693
Non-controlling interest	164	178
Total stockholders’ equity	14,479,616	6,301,871
Total liabilities and stockholders’ equity	$29,945,467	$14,018,429

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Net sales	$11,119,777	$5,756,911	$39,063,072	$21,972,042
Cost of sales	9,177,146	5,212,809	34,835,821	19,542,120
Gross profit	1,942,631	544,102	4,227,251	2,429,922
Operating expenses:
Research and development	201,498	183,221	771,232	636,550
Sales and marketing	142,078	64,739	352,594	273,139
General and administrative	110,991	67,751	332,939	267,239
Total operating expenses	454,567	315,711	1,456,765	1,176,928
Income from operations	1,488,064	228,391	2,770,486	1,252,994
Other income (expense), net	22,189	(11,781)	26,432	(41,339)
Interest income	39,085	28,397	186,920	59,834
Interest expense	(79,802)	(22,282)	(194,574)	(59,573)
Income before income tax provision	1,469,536	222,725	2,789,264	1,211,916
Income tax provision	(290,130)	(19,307)	(556,329)	(156,851)
Share of loss from equity investee, net of taxes	(1,189)	(8,264)	(2,482)	(6,211)
Net income	1,178,217	195,154	2,230,453	1,048,854
Preferred stock dividends	(13,088)	—	(13,088)	—
Net income attributable to common stockholders	$1,165,129	$195,154	$2,217,365	$1,048,854

Net income per common share (A):
Basic	$1.83	$0.33	$3.65	$1.77
Diluted	$1.62	$0.31	$3.26	$1.68
Weighted-average shares used in the calculation of net income per common share (A):
Basic	613,484	597,627	601,806	593,665
Diluted	705,001	624,671	697,348	628,402

(A) Reflects a ten-for-one stock split on September 30, 2024.

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Cost of sales	$8,892	$6,792	$34,292	$24,505
Research and development	69,881	53,854	269,971	195,444
Sales and marketing	11,315	10,539	45,015	37,784
General and administrative	16,469	12,427	62,837	56,719
Stock-based compensation expense, before taxes	$106,557	$83,612	$412,115	$314,452

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Year Ended June 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$2,230,453	$1,048,854
Reconciliation of net income to net cash (used in) provided by operating activities:
Depreciation and amortization	53,673	41,298
Amortization of right-of-use (“ROU”) assets	36,594	17,046
Amortization of debt discount and issuance costs	25,889	10,268
Inventory valuation adjustment write-down	188,110	232,083
Stock-based compensation expense	412,115	314,452
Impairment loss and gain on sale of investments, net	414	—
Share of loss from equity investee	2,482	6,211
Unrealized foreign currency exchange loss	976	18,832
Loss on extinguishment of convertible notes	—	30,251
Deferred income taxes, net	(95,367)	(214,638)
Other non-cash income, net	(16,956)	(3,077)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,921,872)	533,341
Inventories	(8,876,747)	(587,689)
Prepaid expenses and other assets	(356,230)	(229,107)
Accounts payable	963,258	(180,968)
Accrued liabilities	406,200	272,404
Income taxes payable	213,532	32,043
Deferred revenue	1,880,650	315,006
Other long-term liabilities	42,940	2,914
Net cash (used in) provided by operating activities	(6,809,886)	1,659,524
INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(161,999)	(127,214)
Investment in equity securities	(51,613)	(56,000)
Proceeds from disposal of equity investment	13,333	—
Net cash used in investing activities	(200,279)	(183,214)
FINANCING ACTIVITIES:
Proceeds from lines of credit and term loans	4,468,808	1,387,991
Repayment of lines of credit and term loans	(520,510)	(1,768,650)
Payments of debt issuance costs	(23,483)	—
Proceeds from exercise of stock options	46,260	20,898
Payment for withholding taxes related to settlement of equity awards	(129,881)	(142,457)
Stock repurchases	—	(200,000)
Debt issuance costs in connection with amended 2029 Convertibles Notes	—	(31,217)
Proceeds from issuance of 2028 Convertible Notes, net of issuance costs	—	683,696
Proceeds from issuance of 2030 Convertible Notes, net of issuance costs	—	2,255,973
Purchase of capped calls	—	(182,215)
Common stock issuance, net of issuance costs	1,406,753	—
Mandatory Convertible Preferred Stock issuance, net of issuance costs	4,230,844	—
Other	(36)	26
Net cash provided by financing activities	9,478,755	2,024,045

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

Effect of exchange rate fluctuations on cash	(9,355)	1,673
Net increase in cash, cash equivalents, and restricted cash	2,459,235	3,502,028
Cash, cash equivalents, and restricted cash at the beginning of year	5,172,301	1,670,273
Cash, cash equivalents, and restricted cash at the end of year	$7,631,536	$5,172,301

Supplemental disclosure of cash flow information:
Cash paid for interest	$109,306	$25,490
Cash paid for income taxes, net of refunds	$399,276	$327,158

Non-cash investing and financing activities:
Unpaid property, plant, and equipment purchases	$21,142	$16,208
ROU assets obtained in exchange for operating lease commitments	$266,753	$276,170
Transfer of inventory to property, plant, and equipment, net	$7,304	$8,260

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures presented below are: gross profit, gross margin; operating expenses; net income; net income per common share; diluted net income; diluted net income per common share, adjusted earnings before interest, taxes, depreciation, and amortization, (“Adjusted EBITDA”); and effective tax rate. Management believes these non-GAAP measures provide useful information to investors by offering a consistent basis for comparing the Company's performance across periods, excluding items that are not reflective of our core operating results. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to the adjustments described above, we exclude the impact of Interest expense, Income tax (provision) benefit, and Depreciation and amortization during the period.

Pursuant to the requirements of SEC Regulation G, please see the tables below for the reconciliations of GAAP to Non-GAAP measures. These should be read together with the preceding financial statements prepared in accordance with GAAP.

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income	$1,178,217	$195,154	$2,230,453	$1,048,854
Interest expense	79,802	22,282	194,574	59,573
Income tax provision	290,130	19,307	556,329	156,851
Depreciation and amortization	14,714	11,831	53,673	41,298
Stock-based compensation	106,557	83,612	412,115	314,452
Loss on extinguishment of convertible notes	—	—	—	30,251
Adjusted EBITDA	$1,669,420	$332,186	$3,447,144	$1,651,279

Adjusted EBITDA % of net sales	15.0%	5.8%	8.8%	7.5%

Reconciliation of GAAP to Non-GAAP Gross Margin:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP gross profit	$1,942,631	$544,102	$4,227,251	$2,429,922
Stock-based compensation	8,892	6,792	34,292	24,505
Non-GAAP gross profit	$1,951,523	$550,894	$4,261,543	$2,454,427

GAAP gross margin (%)	17.5%	9.5%	10.8%	11.1%
Stock-based compensation (%)	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross margin (%)	17.6%	9.6%	10.9%	11.2%

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Operating Expenses:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP operating expenses	$454,567	$315,711	$1,456,765	$1,176,928
Adjustments to operating expenses
GAAP R&D operating expenses	201,498	183,221	771,232	636,550
Stock-based compensation	(69,881)	(53,854)	(269,971)	(195,444)
Non-GAAP R&D operating expenses	131,617	129,367	501,261	441,106

GAAP S&M operating expenses	142,078	64,739	352,594	273,139
Stock-based compensation	(11,315)	(10,539)	(45,015)	(37,784)
Non-GAAP S&M operating expenses	130,763	54,200	307,579	235,355

GAAP G&A operating expenses	110,991	67,751	332,939	267,239
Stock-based compensation	(16,469)	(12,427)	(62,837)	(56,719)
Non-GAAP G&A operating expenses	94,522	55,324	270,102	210,520

Non-GAAP operating expenses	$356,902	$238,891	$1,078,942	$886,981

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Net Income:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income - basic	$1,178,217	$195,154	$2,230,453	$1,048,854
Preferred stock dividends	(13,088)	—	(13,088)	—
Earnings allocated to participating securities	(43,265)	—	(21,523)	—
GAAP net income attributable to common stockholders - basic	1,121,864	195,154	2,195,842	1,048,854
Adjustments related to stock-based compensation:
Cost of sales	8,892	6,792	34,292	24,505
Operating expenses	97,665	76,820	377,823	289,947
Total adjustments to GAAP income from operations	106,557	83,612	412,115	314,452
Loss on extinguishment of convertible notes	—	—	—	30,251
Total adjustments to GAAP other expense	—	—	—	30,251
Total adjustments to GAAP income before income tax provision	106,557	83,612	412,115	344,703
Income tax effect of non-GAAP adjustments	(26,159)	(18,120)	(96,532)	(82,835)
Non-GAAP net income attributable to common stockholders - basic	$1,202,262	$260,646	$2,511,425	$1,310,722

GAAP net income - basic	$1,178,217	$195,154	$2,230,453	$1,048,854
Preferred stock dividends	(13,088)	—	(13,088)	—
Convertible notes interest charge, net of tax	18,022	75	71,960	5,726
Earnings re-allocated to participating securities for the impact of dilutive securities	(38,417)	—	(19,202)	—
GAAP net income attributable to common stockholders - diluted	$1,144,734	$195,229	$2,270,123	$1,054,580

Non-GAAP net income attributable to common stockholders - basic	$1,202,262	$260,646	$2,511,425	$1,310,722
Earnings allocated to participating securities	43,265	—	21,523	—
Convertible notes interest charge, net of tax	18,022	75	71,960	5,726
Earnings re-allocated to participating securities for the impact of dilutive securities	(38,417)	—	(19,202)	—
Non-GAAP net income attributable to common stockholders - diluted	$1,225,132	$260,721	$2,585,706	$1,316,448

Weighted-average shares used in the calculation of net income per common share:

Basic - GAAP	613,484	597,627	601,806	593,665
Basic - Non-GAAP	613,484	597,627	601,806	593,665

Diluted - GAAP	705,001	624,671	697,348	628,402
Non-GAAP adjustment	16,280	13,663	14,875	11,768
Diluted - Non-GAAP	721,281	638,334	712,223	640,170

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP EPS:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income per common share - basic	$1.83	$0.33	$3.65	$1.77
Adjustments to GAAP:
Stock-based compensation	0.17	0.14	0.68	0.53
Loss on extinguishment of convertible notes - basic	—	—	—	0.05
Income tax	(0.04)	(0.03)	(0.16)	(0.14)
Non-GAAP net income per common share - basic	$1.96	$0.44	$4.17	$2.21

GAAP net income per common share - diluted	$1.62	$0.31	$3.26	$1.68
Adjustments to GAAP:
Stock-based compensation	0.13	0.13	0.54	0.48
Loss on extinguishment of convertible notes - diluted	—	—	—	0.04
Income tax	(0.05)	(0.03)	(0.17)	(0.14)
Non-GAAP net income per common share – diluted	$1.70	$0.41	$3.63	$2.06

GAAP to Non-GAAP Effective Tax Rate:

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP effective tax rate	19.7%	8.7%	19.9%	12.9%
Total adjustments to GAAP provision to income tax	0.4%	3.5%	0.5%	2.5%
Non-GAAP effective tax rate	20.1%	12.2%	20.4%	15.4%